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Bell, Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, IL 60602-4207

Re: Nuveen Floating Rate Income Fund

Ladies and Gentlemen:

As special Massachusetts counsel for Nuveen Floating Rate Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 3 to the Registrant's registration statement on Form N-2 on February 24, 2004.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Bingham McCutchen LLP